Exhibit 99

Table of Contents

Page

Financial Highlights	3

Consolidated Balance Sheets	4

Consolidated Statements of Income (Loss)	5

Consolidated Statements of Cash Flows	6

Reconciliation of Net Income (Loss) to Adjusted EBITDA excluding Non-Recurring Other Expense and Net Loss Attributable to Common Shareholders to FFO and Normalized FFO	7

Market Capitalization, Debt and Coverage Ratios	8

Debt Analysis	9

Debt Maturity	10

Securities Portfolio Performance	11

Property Summary and Snapshot	12

Same Property Statistics	13

Acquisitions Summary and Property Portfolio	14

Definitions	15

Press Release Dated May 1, 2025	16

Certain information in this Supplemental Information Package contains Non-GAAP financial measures. These Non-GAAP financial measures are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America. Please see page 15 for a definition of these Non-GAAP financial measures and page 7 for the reconciliation of certain captions in the Supplemental Information Package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-Q.

UMH Properties, Inc. | First Quarter FY 2025 Supplemental Information	2

Financial Highlights

(dollars in thousands except per share amounts) (unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
Operating Information
Number of Communities (1)	141	139
Total Sites (1)	26,508	25,785
Rental and Related Income	$54,574	$50,329
Community Operating Expenses	$23,029	$21,097
Community NOI	$31,545	$29,232
Expense Ratio	42.2%	41.9%
Sales of Manufactured Homes	$6,651	$7,351
Number of Homes Sold	71	95
Number of Rentals Added, net	109	56
Net Income (Loss)	$4,810	$(1,625)
Net Loss Attributable to Common Shareholders	$(271)	$(6,264)
Adjusted EBITDA excluding Non-Recurring Other Expense	$29,385	$26,685
FFO Attributable to Common Shareholders	$18,172	$14,046
Normalized FFO Attributable to Common Shareholders	$18,820	$15,017

Shares Outstanding and Per Share Data
Weighted Average Shares Outstanding
Basic	82,391	69,130
Diluted	83,335	69,536
Net Income (Loss) Attributable to Shareholders per Share-
Basic and Diluted	$(0.00)	$(0.09)
FFO per Share- (2)
Basic and Diluted	$0.22	$0.20
Normalized FFO per Share- (2)
Basic and Diluted	$0.23	$0.22
Dividends per Common Share	$0.215	$0.205

Balance Sheet
Total Assets	$1,549,306	$1,416,439
Total Liabilities	$635,111	$699,282

Market Capitalization
Total Debt, Net of Unamortized Debt Issuance Costs	$606,301	$671,581
Equity Market Capitalization	$1,548,830	$1,139,280
Series D Preferred Stock	$321,804	$295,035
Total Market Capitalization	$2,476,935	$2,105,896

(1)	Includes Duck River Estates and River Bluff Estates, two newly constructed communities in 2024, and Sebring Square and Rum Runner, two communities owned in a joint venture with Nuveen Real Estate in which the company has a 40% interest.
(2)	Please see Definitions on page 15.

UMH Properties, Inc. | First Quarter FY 2025 Supplemental Information	3

Consolidated Balance Sheets
(in thousands except per share amounts)	March 31,	December 31,
	2025	2024
ASSETS	(unaudited)
Investment Property and Equipment
Land	$89,588	$88,037
Site and Land Improvements	999,300	970,053
Buildings and Improvements	45,618	44,782
Rental Homes and Accessories	578,409	566,242
Total Investment Property	1,712,915	1,669,114
Equipment and Vehicles	31,782	31,488
Total Investment Property and Equipment	1,744,697	1,700,602
Accumulated Depreciation	(487,441)	(471,703)
Net Investment Property and Equipment	1,257,256	1,228,899

Other Assets
Cash and Cash Equivalents	35,199	99,720
Marketable Securities at Fair Value	30,328	31,883
Inventory of Manufactured Homes	41,008	34,982
Notes and Other Receivables, net	94,650	91,668
Prepaid Expenses and Other Assets	16,016	14,261
Land Development Costs	45,815	33,868
Investment in Joint Venture	29,034	28,447
Total Other Assets	292,050	334,829

TOTAL ASSETS	$1,549,306	$1,563,728

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages Payable, net of unamortized debt issuance costs	$476,372	$485,540
Other Liabilities
Accounts Payable	7,090	7,979
Loans Payable, net of unamortized debt issuance costs	28,814	28,279
Series A Bonds, net of unamortized debt issuance costs	101,115	100,903
Accrued Liabilities and Deposits	11,517	15,091
Tenant Security Deposits	10,203	10,027
Total Other Liabilities	158,739	162,279
Total Liabilities	635,111	647,819

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
Series D- 6.375% Cumulative Redeemable Preferred Stock, $0.10 par value per share: 18,700 and 13,700 shares authorized as of March 31, 2025 and December 31, 2024, respectively; 12,872 and 12,823 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	321,804	320,572
Common Stock- $0.10 par value per share: 183,714 and 163,714 shares authorized as of March 31, 2025 and December 31, 2024, respectively; 82,825 and 81,909 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	8,283	8,191
Excess Stock- $0.10 par value per share: 3,000 shares authorized; no shares issued or outstanding as of March 31, 2025 and December 31, 2024	-0-	-0-
Additional Paid-In Capital	607,640	610,630
Accumulated Deficit	(25,364)	(25,364)
Total UMH Properties, Inc. Shareholders’ Equity	912,363	914,029
Non-Controlling Interest in Consolidated Subsidiaries	1,832	1,880
Total Shareholders’ Equity	914,195	915,909

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,549,306	$1,563,728

UMH Properties, Inc. | First Quarter FY 2025 Supplemental Information	4

Consolidated Statements of Income (Loss)

(in thousands except per share amounts) (unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
INCOME:
Rental and Related Income	$54,574	$50,329
Sales of Manufactured Homes	6,651	7,351
TOTAL INCOME	61,225	57,680

EXPENSES:
Community Operating Expenses	23,029	21,097
Cost of Sales of Manufactured Homes	4,345	5,556
Selling Expenses	1,615	1,646
General and Administrative Expenses	5,999	5,368
Depreciation Expense	16,663	14,741
TOTAL EXPENSES	51,651	48,408

OTHER INCOME (EXPENSE):
Interest Income	2,263	1,567
Dividend Income	374	360
Decrease in Fair Value of Marketable Securities	(1,562)	(5,369)
Other Income	177	159
Loss on Investment in Joint Venture	(81)	(137)
Interest Expense	(5,934)	(7,474)
TOTAL OTHER INCOME (EXPENSE)	(4,763)	(10,894)

Gain (Loss) before Loss on Sales of Investment Property and Equipment	4,811	(1,622)
Loss on Sales of Investment Property and Equipment	(1)	(3)
NET INCOME (LOSS)	4,810	(1,625)

Preferred Dividends	(5,129)	(4,673)
Loss Attributable to Non-Controlling Interest	48	34

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(271)	$(6,264)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS PER SHARE-
Basic and Diluted	$(0.00)	$(0.09)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	82,391	69,130
Diluted	83,335	69,536

UMH Properties, Inc. | First Quarter FY 2025 Supplemental Information	5

Consolidated Statements of Cash Flows
(in thousands)(unaudited)	Three Months Ended
	March 31, 2025	March 31, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$4,810	$(1,625)
Non-Cash Items Included in Net Income (Loss):
Depreciation	16,663	14,741
Amortization of Financing Costs	599	556
Stock Compensation Expense	1,813	1,354
Provision for Uncollectible Notes and Other Receivables	450	463
Decrease in Fair Value of Marketable Securities	1,562	5,369
Loss on Sales of Investment Property and Equipment	1	3
Loss on Investment in Joint Venture	185	244
Changes in Operating Assets and Liabilities:
Inventory of Manufactured Homes	(6,026)	3,721
Notes and Other Receivables, net of notes acquired with acquisitions	(3,432)	(2,164)
Prepaid Expenses and Other Assets	441	(549)
Accounts Payable	(889)	(352)
Accrued Liabilities and Deposits	(3,574)	(2,896)
Tenant Security Deposits	176	183
Net Cash Provided by Operating Activities	12,779	19,048
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Manufactured Home Communities	(25,367)	-0-
Purchase of Investment Property and Equipment	(20,656)	(17,861)
Proceeds from Sales of Investment Property and Equipment	1,003	1,034
Additions to Land Development Costs	(10,611)	(8,282)
Purchase of Marketable Securities through automatic reinvestments	(7)	(6)
Investment in Joint Venture	(773)	(309)
Net Cash Used in Investing Activities	(56,411)	(25,424)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net Proceeds (Payments) from Short-Term Borrowings	371	(16,044)
Principal Payments of Mortgages and Loans	(9,391)	(2,946)
Financing Costs on Debt	-0-	(2)
Proceeds from At-The-Market Preferred Equity Program, net of offering costs	982	4,399
Proceeds from At-The-Market Common Equity Program, net of offering costs	9,237	20,395
Proceeds from Issuance of Common Stock in the DRIP, net of dividend reinvestments	1,776	1,759
Proceeds from Exercise of Stock Options	354	1,766
Preferred Dividends Paid	(5,129)	(4,673)
Common Dividends Paid, net of dividend reinvestments	(16,893)	(13,503)
Net Cash Used in Financing Activities	(18,693)	(8,849)

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(62,325)	(15,225)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	108,811	64,437
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$46,486	$49,212

UMH Properties, Inc. | First Quarter FY 2025 Supplemental Information	6

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Net Loss Attributable to Common

Shareholders to FFO and Normalized FFO

(in thousands) (unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024

Net Income (Loss)	$4,810	$(1,625)
Interest Expense	5,934	7,474
Franchise Taxes	150	114
Depreciation Expense	16,663	14,741
Depreciation Expense from Unconsolidated Joint Venture	217	197
Decrease in Fair Value of Marketable Securities	1,562	5,369
Adjusted EBITDA	29,336	26,270
Non- Recurring Other Expense (1)	49	415
Adjusted EBITDA without Non-recurring Other Expense	$29,385	$26,685

Net Loss Attributable to Common Shareholders	$(271)	$(6,264)
Depreciation Expense	16,663	14,741
Depreciation Expense from Unconsolidated Joint Venture	217	197
Loss on Sales of Investment Property and Equipment	1	3
Decrease in Fair Value of Marketable Securities	1,562	5,369
Funds from Operations Attributable to Common Shareholders (“FFO”)	18,172	14,046

Adjustments:
Amortization of Financing Costs	599	556
Non- Recurring Other Expense (1)	49	415
Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”)	$18,820	$15,017

(1)	Consists of one-time legal and professional fees ($49) for the three months ended March 31, 2025. Consists of non-recurring expenses for one-time legal fees and fees relating to the OZ Fund ($33), and costs associated with the liquidation/sale of inventory in a particular sales center ($382) for the three months ended March 31, 2024.

UMH Properties, Inc. | First Quarter FY 2025 Supplemental Information	7

Market Capitalization, Debt and Coverage Ratios

(in thousands) (unaudited)

	Three Months Ended				Year Ended
	March 31, 2025		March 31, 2024		December 31, 2024
Shares Outstanding	82,825		70,153		81,909
Market Price Per Share	$18.70		$16.24		$18.88
Equity Market Capitalization	$1,548,830		$1,139,280		$1,546,449
Total Debt	606,301		671,581		614,722
Preferred	321,804		295,035		320,572
Total Market Capitalization	$2,476,935		$2,105,896		$2,481,743

Total Debt	$606,301		$671,581		$614,722
Less: Cash and Cash Equivalents	(35,199)		(39,865)		(99,720)
Net Debt	571,102		631,716		515,002
Less: Marketable Securities at Fair Value (“Securities”)	(30,328)		(29,143)		(31,883)
Net Debt Less Securities	$540,774		$602,573		$483,119

Interest Expense	$5,934		$7,474		$27,287
Capitalized Interest	1,291		1,082		5,976
Preferred Dividends	5,129		4,673		19,163
Total Fixed Charges	$12,354		$13,229		$52,426

Adjusted EBITDA excluding Non-Recurring Other Expense	$29,385		$26,685		$113,958

Debt and Coverage Ratios
Net Debt / Total Market Capitalization	23.1%		30.0%		20.8%
Net Debt Plus Preferred / Total Market Capitalization	36.0%		44.0%		33.7%
Net Debt Less Securities / Total Market Capitalization	21.8%		28.6%		19.5%
Net Debt Less Securities Plus Preferred / Total Market Capitalization	34.8%		42.6%		32.4%
Interest Coverage	4.1	x	3.1	x	3.4	x
Fixed Charge Coverage	2.4	x	2.0	x	2.2	x
Net Debt / Adjusted EBITDA excluding Non-Recurring Other Expense	4.9	x	5.9	x	4.5	x
Net Debt Less Securities / Adjusted EBITDA excluding Non-Recurring Other Expense	4.6	x	5.6	x	4.3	x
Net Debt Plus Preferred / Adjusted EBITDA excluding Non-Recurring Other Expense	7.6	x	8.7	x	7.4	x
Net Debt Less Securities Plus Preferred / Adjusted EBITDA excluding Non-Recurring Other Expense	7.3	x	8.4	x	7.1	x

UMH Properties, Inc. | First Quarter FY 2025 Supplemental Information	8

Debt Analysis
(in thousands) (unaudited)	Three Months Ended		Year Ended
	March 31, 2025	March 31, 2024	December 31, 2024
Debt Outstanding
Mortgages Payable:
Fixed Rate Mortgages	$479,879	$498,188	$489,271
Unamortized Debt Issuance Costs	(3,507)	(4,421)	(3,731)
Mortgages, Net of Unamortized Debt Issuance Costs	$476,372	$493,767	$485,540
Loans Payable:
Unsecured Line of Credit	$-0-	$50,000	$-0-
Other Loans Payable	29,883	28,638	29,512
Total Loans Before
Unamortized Debt Issuance Costs	29,883	78,638	29,512
Unamortized Debt Issuance Costs	(1,069)	(1,091)	(1,233)
Loans, Net of Unamortized Debt Issuance Costs	$28,814	$77,547	$28,279
Bonds Payable:
Series A Bonds	$102,670	$102,670	$102,670
Unamortized Debt Issuance Costs	(1,555)	(2,403)	(1,767)
Bonds, Net of Unamortized Debt Issuance Costs	$101,115	$100,267	$100,903

Total Debt, Net of Unamortized Debt Issuance Costs	$606,301	$671,581	$614,722

% Fixed/Floating
Fixed	99.0%	92.0%	99.1%
Floating	1.0%	8.0%	0.9%
Total	100.0%	100.0%	100.0%

Weighted Average Interest Rates (1)
Mortgages Payable	4.18%	4.17%	4.18%
Loans Payable	6.50%	6.79%	6.54%
Bonds Payable	4.72%	4.72%	4.72%
Total Average	4.39%	4.56%	4.38%

Weighted Average Maturity (Years)
Mortgages Payable	4.2	5.1	4.4

(1)	Weighted average interest rates do not include the effect of unamortized debt issuance costs.

UMH Properties, Inc. | First Quarter FY 2025 Supplemental Information	9

Debt Maturity

(in thousands) (unaudited)

As of March 31, 2025:
Year Ended	Mortgages	Loans	Bonds		Total	% of Total
2025	$107,988	$6,025	$-0-		$114,013	18.6%
2026	35,667	-0-	-0-		35,667	5.8%
2027	37,791	-0-	102,670	(1)	140,461	22.9%
2028	24,442	23,858	-0-		48,300	7.9%
2029	39,561	-0-	-0-		39,561	6.5%
Thereafter	234,430	-0-	-0-		234,430	38.3%

Total Debt Before Unamortized Debt Issuance Costs	479,879	29,883	102,670		612,432	100.0%

Unamortized Debt Issuance Costs	3,507	1,069	1,555		6,131

Total Debt, Net of Unamortized Debt Issuance Costs	$476,372	$28,814	$101,115		$606,301

(1)	Represents $102.7 million balance outstanding of the Company’s Series A Bonds due February 28, 2027.

UMH Properties, Inc. | First Quarter FY 2025 Supplemental Information	10

Securities Portfolio Performance

(in thousands) (unaudited)

Year Ended	Securities Available for Sale	Dividend Income	Net Realized Gain (Loss) on Sale of Securities	Net Realized Gain (Loss) on Sale of Securities & Dividend Income
2010-2015	75,011	$19,465	$14,618	$34,083
2016	108,755	6,636	2,285	8,921
2017	132,964	8,135	1,747	9,882
2018	99,596	10,367	20	10,387
2019	116,186	7,535	-0-	7,535
2020	103,172	5,729	-0-	5,729
2021	113,748	5,098	2,342	7,440
2022	42,178	2,903	6,394	9,297
2023	34,506	2,318	183	2,501
2024	31,883	1,452	(3,778)	(2,326)
2025*	30,328	374	-0-	374

		$70,012	$23,811	$93,823

* For the three months ended March 31, 2025.

UMH Properties, Inc. | First Quarter FY 2025 Supplemental Information	11

Property Summary and Snapshot

(unaudited)

	March 31, 2025	March 31, 2024	% Change
UMH Communities (1)	139	137	1.5%
Total Sites	26,150	25,785	1.4%
Occupied Sites	22,996	22,462	534 sites, 2.4%
Occupancy %	87.9%	87.1%	80 bps
Total Rentals	10,442	10,025	4.2%
Occupied Rentals	9,873	9,531	3.6%
Rental Occupancy %	94.6%	95.1%	(50	bps)
Monthly Rent Per Site	$554	$528	4.9%
Monthly Rent Per Home Rental Including Site	$1,007	$951	5.9%

State	Number	Total Acreage	Developed Acreage	Vacant Acreage	Total Sites	Occupied Sites	Occupancy Percentage	Monthly Rent Per Site	Total Rentals	Occupied Rentals	Rental Occupancy Percentage	Monthly Rent Per Home Rental (3)

Alabama	2	69	62	7	299	146	48.8%	$215	131	116	88.5%	$1,108
Georgia	1	26	26	-0-	118	29	24.6%	$450	38	29	76.3%	$1,176
Indiana	14	1,105	908	197	4,067	3,589	88.2%	$515	1,974	1,851	93.8%	$1,002
Maryland	1	77	29	48	69	64	92.8%	$656	-0-	-0-	N/A	N/A
Michigan	4	241	222	19	1,089	926	85.0%	$517	396	372	93.9%	$1,054
New Jersey	7	428	264	164	1,530	1,480	96.7%	$713	45	36	80.0%	$1,332
New York (2)	8	819	327	492	1,369	1,192	87.1%	$645	502	471	93.8%	$1,171
Ohio	38	2,050	1,521	529	7,292	6,459	88.6%	$511	3,038	2,904	95.6%	$960
Pennsylvania	53	2,392	1,894	498	7,975	7,016	88.0%	$579	3,199	3,028	94.7%	$997
South Carolina	2	134	55	79	322	216	67.1%	$253	176	156	88.6%	$1,118
Tennessee (1)	9	710	368	342	2,020	1,879	93.0%	$572	943	910	96.5%	$1,044
Total UMH (1)	139	8,051	5,676	2,375	26,150	22,996	87.9%	$554	10,442	9,873	94.6%	$1,007

(1)	Includes Duck River Estates and River Bluff Estates, two newly constructed communities in 2024. Excludes two Florida communities owned in a joint venture with Nuveen Real Estate in which the company has a 40% interest for 2025.
(2)	Total and Vacant Acreage of 220 acres for Mountain View Estates property is included in the above summary.
(3)	Includes home and site rent charges.

UMH Properties, Inc. | First Quarter FY 2025 Supplemental Information	12

Same Property Statistics

(in thousands) (unaudited)

	For Three Months Ended
	March 31, 2025	March 31, 2024	Change	% Change
Same Property Community Net Operating Income (“NOI”)

Rental and Related Income	$53,760	$49,714	$4,046	8.1%
Community Operating Expenses	21,223	19,695	1,528	7.8%

Same Property Community NOI	$32,537	$30,019	$2,518	8.4%

	March 31, 2025	March 31, 2024	Change

Total Sites	25,608	25,577	0.1%
Occupied Sites	22,518	22,291	227 sites, 1.0%
Occupancy %	87.9%	87.2%	70 bps
Number of Properties	134	134	N/A
Total Rentals	10,283	9,889	4.0%
Occupied Rentals	9,718	9,402	3.4%
Rental Occupancy	94.5%	95.1%	(60 bps )
Monthly Rent Per Site	$553	$530	4.3%
Monthly Rent Per Home Rental Including Site	$1,004	$952	5.5%

Same Property includes all UMH communities owned as of January 1, 2024, with the exception of Memphis Blues, Duck River Estates and River Bluff Estates.

UMH Properties, Inc. | First Quarter FY 2025 Supplemental Information	13

Acquisitions Summary
(dollars in thousands)

Year of Acquisition	Number of Communities	Sites	Occupancy % at Acquisition	Purchase Price	Price Per Site	Total Acres
2021	3	543	59%	$18,300	$34	113
2022	7	1,480	65%	$86,223	$58	461
2023	1	118	-0-%	$3,650	$31	26
2025	2	266	100%	$24,600	$93	38

## Property Portfolio

Marcellus and Utica Shale Region
Acquired prior to 2025
137 communities and 25,900 sites
Acquired in 2025
2 communities and 300 sites
220 acres to be developed into a manufactured home community
Joint Venture:
2 communities and 400 sites
61 acres in the process of being developed into a manufactured home community

UMH Communities
Total - 139
PA 38%
OH 27%
IN 10%
TN 7%
NY 6%
NJ 5%
MI 3%
AL 1%
GA 1%
MD 1%
SC 1%
26,200 Sites

UMH Acreage
Total - 8,051
Developed 2,920 36%
Developed 2,756 34%
Vacant 1,038 13%
Vacant 1,337 17%
Marcellus and Utica Shale Acreage
78 Communities and 12,300 Sites
Non Marcellus and Utica Share Acreage

2025 Acquisitions

Community	Date of Acquisition	State	Number of Sites	Purchase Price	Number of Acres	Occupancy
Cedar Grove	March 24, 2025	NJ	186	$17,000	25	100%
Maplewood	March 24, 2025	NJ	80	7,600	13	100%
Total 2025 to Date			266	$24,600	38	100%

UMH Properties, Inc. | First Quarter FY 2025 Supplemental Information	14

Definitions

Investors and analysts following the real estate industry utilize funds from operations available to common shareholders (“FFO”), normalized funds from operations available to common shareholders (“Normalized FFO”), Community NOI, Same Property Community NOI, and earnings before interest, taxes, depreciation, amortization and acquisition costs (“Adjusted EBITDA excluding Non-Recurring Other Expense”), variously defined, as supplemental performance measures. While the Company believes net income (loss) available to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers Community NOI, Same Property Community NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. FFO also adjusts for the effects of the change in the fair value of marketable securities and gains and losses realized on marketable securities. Normalized FFO reflects the same assumptions as FFO except that it also adjusts for amortization of financing costs and certain one-time charges. Community NOI and Same Property Community NOI provide a measure of rental operations and do not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA excluding Non-Recurring Other Expense provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, Community NOI, Same Property Community NOI, Adjusted EBITDA, excluding Non-Recurring Other Expense, FFO and Normalized FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value.

FFO, as defined by The National Association of Real Estate Investment Trusts (“Nareit”), is calculated to be equal to net income (loss) applicable to common shareholders, as defined by U.S. GAAP, excluding certain gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities, and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the Nareit FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of Nareit FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the gains and losses realized on marketable securities and change in the fair value of marketable securities from our FFO calculation. Nareit created FFO as a non-GAAP supplemental measure of REIT operating performance.

Normalized FFO is calculated as FFO excluding amortization and certain one-time charges.

Normalized FFO per Diluted Common Share is calculated using diluted weighted shares outstanding of 83.3 million shares for the three months March 31, 2025, and 69.5 million shares for the three months March 31, 2024. Common stock equivalents resulting from stock options in the amount of 944,000 shares for the three months ended March 31, 2025, and 406,000 shares for the three months ended March 31, 2024 were excluded from the computation of Diluted Net Loss per Share as their effect would have been anti-dilutive.

Community NOI is calculated as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses.

Same Property Community NOI is calculated as Community NOI, using all properties owned as of January 1, 2024, with the exception of Memphis Blues, Duck River Estates and River Bluff Estates.

Adjusted EBITDA excluding Non-Recurring Other Expense is calculated as net income (loss) plus interest expense, franchise taxes, depreciation, the change in the fair value of marketable securities and the gain (loss) on sales of marketable securities, adjusted for non-recurring other expenses.

Community NOI, Same Property Community NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. Community NOI, Same Property Community NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO should not be considered as substitutes for net income (loss) applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations, or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. Community NOI, Same Property Community NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

UMH Properties, Inc. | First Quarter FY 2025 Supplemental Information	15

Press Release Dated May 1, 2025

FOR IMMEDIATE RELEASE	May 1, 2025
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. REPORTS RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2025

FREEHOLD, NJ, May 1, 2025........ UMH Properties, Inc. (NYSE:UMH) (TASE:UMH) reported Total Income for the quarter ended March 31, 2025 of $61.2 million as compared to $57.7 million for the quarter ended March 31, 2024, representing an increase of 6%. Net Loss Attributable to Common Shareholders amounted to $271,000 or $0.00 per diluted share for the quarter ended March 31, 2025 as compared to a Net Loss of $6.3 million or $0.09 per diluted share for the quarter ended March 31, 2024.

Funds from Operations Attributable to Common Shareholders (“FFO”), was $18.2 million or $0.22 per diluted share for the quarter ended March 31, 2025 as compared to $14.0 million or $0.20 per diluted share for the quarter ended March 31, 2024, representing a 10% per diluted share increase. Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), was $18.8 million or $0.23 per diluted share for the quarter ended March 31, 2025, as compared to $15.0 million or $0.22 per diluted share for the quarter ended March 31, 2024, representing a 5% per diluted share increase.

A summary of significant financial information for the three months ended March 31, 2025 and 2024 is as follows (in thousands except per share amounts):

	For the Three Months Ended
	March 31,
	2025	2024

Total Income	$61,225	$57,680
Total Expenses	$51,651	$48,408
Net Loss Attributable to Common Shareholders	$(271)	$(6,264)
Net Loss Attributable to Common Shareholders per Diluted Common Share	$(0.00)	$(0.09)
FFO (1)	$18,172	$14,046
FFO (1) per Diluted Common Share	$0.22	$0.20
Normalized FFO (1)	$18,820	$15,017
Normalized FFO (1) per Diluted Common Share	$0.23	$0.22
Basic Weighted Average Shares Outstanding	82,391	69,130
Diluted Weighted Average Shares Outstanding	83,335	69,536

UMH Properties, Inc. | First Quarter FY 2025 Supplemental Information	16

A summary of significant balance sheet information as of March 31, 2025 and December 31, 2024 is as follows (in thousands):

	March 31, 2025	December 31, 2024

Gross Real Estate Investments	$1,712,915	$1,669,114
Marketable Securities at Fair Value	$30,328	$31,883
Total Assets	$1,549,306	$1,563,728
Mortgages Payable, net	$476,372	$485,540
Loans Payable, net	$28,814	$28,279
Bonds Payable, net	$101,115	$100,903
Total Shareholders’ Equity	$914,195	$915,909

Samuel A. Landy, President and CEO, commented on the results of the first quarter of 2025.

“We are pleased to announce another solid quarter of operating results and an excellent start to 2025. During the quarter, we:

●	Increased Rental and Related Income by 8%;
●	Increased Community Net Operating Income (“NOI”) by 8%;
●	Increased Normalized Funds from Operations (“Normalized FFO”) by 25% and Normalized FFO per diluted share by 5%;
●	Increased Same Property Community NOI by 8%;
●	Increased Same Property Occupancy by 70 basis points from 87.2% to 87.9%;
●	Improved our Same Property expense ratio from 39.6% in the first quarter of 2024 to 39.5% at quarter end;
●	Acquired two 100% fully occupied, age-restricted communities in New Jersey containing approximately 266 homesites for a total cost of approximately $24.6 million;
●	Issued and sold approximately 515,000 shares of Common Stock through our At-the-Market Sale Program at a weighted average price of $18.21 per share, generating gross proceeds of $9.4 million and net proceeds of $9.2 million, after offering expenses;
●	Issued and sold approximately 49,000 shares of Series D Preferred Stock through our At-the-Market Sale Program at a weighted average price of $23.03 per share, generating gross proceeds of $1.1 million and net proceeds of $982,000, after offering expenses;
●	Subsequent to quarter end, raised our quarterly common stock dividend by $0.01 representing a 4.7% increase to $0.225 per share or $0.90 annually, representing our fifth consecutive common stock dividend increase within the last five years, resulting in an increase of $0.18 or 25% over this period; and
●	Subsequent to quarter end, issued and sold approximately 1.2 million shares of Common Stock through our At-the-Market Sale Program at a weighted average price of $17.89 per share, generating gross proceeds of $21.8 million and net proceeds of $21.5 million, net of offering expenses.”

Samuel A. Landy, President and CEO, commented, “UMH Properties delivered a solid first quarter in 2025, reflecting the strength and resilience of our long-term business plan. Normalized FFO increased to $0.23 per share, an increase of 5% per share over last year. Our results should continue to improve as we are able to obtain our annual rent increases, invest in additional rental units, increase sales and complete additional acquisitions. Our performance and results over the past few years have allowed us to increase the annual dividend for a 5th consecutive year to $0.90 per share. Over the past five years, we have increased the dividend by $0.18 or 25%.”

“Our communities continue to experience strong demand which is resulting in increased sales and higher rental home occupancy. Our same-property occupancy increased by 113 sites from year end 2024 and an increase of 227 occupied sites year-over-year, driving an 8.4%, or $2.5 million, increase in NOI to $32.5 million. Rental home occupancy increased from 94.0% at year end to 94.6% at the end of the first quarter. Additionally, we converted 109 new homes from inventory to revenue-generating rental homes, expanding our rental portfolio to approximately 10,400 homes. Home sales remained robust despite the challenging winter, with gross sales revenue reaching $6.7 million. We anticipate sales growth as we progress into our peak selling seasons and begin selling homes into our newly opened expansions.”

UMH Properties, Inc. | First Quarter FY 2025 Supplemental Information	17

“The acquisition of two fully occupied communities in New Jersey further strengthens our portfolio, and with a solid balance sheet and access to capital, we are well-positioned to continue our external growth initiatives. We currently have two communities in Maryland, containing 191 sites, under contract for a total purchase price of $14.6 million that we hope to close in the second quarter. We continue to evaluate potential acquisitions and hope to increase our pipeline in the coming weeks.”

“Our guidance for full-year 2025 remains unchanged. We expect normalized FFO to be in the range of $0.96-$1.04 (3) per diluted share, or $1.00 per diluted share at the midpoint. As we head into the seasonally strong spring and summer months, we anticipate continued growth in occupancy, NOI, and sales, delivering long-term value to our shareholders.”

UMH Properties, Inc. will host its First Quarter 2025 Financial Results Webcast and Conference Call. Senior management will discuss the results, current market conditions and future outlook on Friday, May 2, 2025, at 10:00 a.m. Eastern Time.

The Company’s 2025 first quarter financial results being released herein will be available on the Company’s website at www.umh.reit in the “Financials” section.

To participate in the webcast, select the webcast icon on the homepage of the Company’s website at www.umh.reit, in the Upcoming Events section. Interested parties can also participate via conference call by calling toll free 877-513-1898 (domestically) or 412-902-4147 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Friday, May 2, 2025, and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 3811796. A transcript of the call and the webcast replay will be available at the Company’s website, www.umh.reit.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 141 manufactured home communities containing approximately 26,500 developed homesites, of which 10,400 contain rental homes, and over 1,000 self-storage units. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Maryland, Michigan, Alabama, South Carolina, Florida and Georgia. Included in the 141 communities are two communities in Florida, containing 363 sites that UMH has an ownership interest in and operates through its joint venture with Nuveen Real Estate.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

UMH Properties, Inc. | First Quarter FY 2025 Supplemental Information	18

Note:

(1)	Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds from Operations Attributable to Common Shareholders (“FFO”), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (loss) attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”), excluding certain gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities, and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the gains and losses realized on marketable securities investments and the change in the fair value of marketable securities from our FFO calculation. NAREIT created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance. We define Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), as FFO excluding certain one-time charges. FFO and Normalized FFO should be considered as supplemental measures of operating performance used by REITs. FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and Normalized FFO and, accordingly, our FFO and Normalized FFO may not be comparable to all other REITs. The items excluded from FFO and Normalized FFO are significant components in understanding the Company’s financial performance.

FFO and Normalized FFO (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as alternatives to net income (loss) as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. FFO and Normalized FFO, as calculated by the Company, may not be comparable to similarly titled measures reported by other REITs.

The diluted weighted shares outstanding used in the calculation of FFO per Diluted Common Share and Normalized FFO per Diluted Common Share were 83.3 million shares for the three months ended March 31, 2025 and 69.5 million shares for the three months ended March 31, 2024. Common stock equivalents resulting from stock options in the amount of 944,000 shares for the three months ended March 31, 2025 and 406,000 shares for the three months ended March 31, 2024 were excluded from the computation of Diluted Net Loss per Share as their effect would have been anti-dilutive.

The reconciliation of the Company’s U.S. GAAP net loss to the Company’s FFO and Normalized FFO for the three months ended March 31, 2025 and 2024 are calculated as follows (in thousands):

	Three Months Ended
	March 31, 2025	March 31, 2024
Net Loss Attributable to Common Shareholders	$(271)	$(6,264)
Depreciation Expense	16,663	14,741
Depreciation Expense from Unconsolidated Joint Venture	217	197
Loss on Sales of Investment Property and Equipment	1	3
Decrease in Fair Value of Marketable Securities	1,562	5,369
FFO Attributable to Common Shareholders	18,172	14,046
Amortization of Financing Costs	599	556
Non-Recurring Other Expense (2)	49	415
Normalized FFO Attributable to Common Shareholders	$18,820	$15,017

(2)	Consists of one-time legal and professional fees ($49) for the three months ended March 31, 2025. Consisted of non-recurring expenses for one-time legal fees and fees relating to the OZ Fund ($33), and costs associated with the liquidation/sale of inventory in a particular sales center ($382) for the three months ended March 31, 2024.

The following are the cash flows provided by (used in) operating, investing and financing activities for the three months ended March 31, 2025 and 2024 (in thousands):

	2025	2024
Operating Activities	$12,779	$19,048
Investing Activities	(56,411)	(25,424)
Financing Activities	(18,693)	(8,849)

(3)	The following table reconciles Net Loss Attributable to Common Shareholders per share – fully diluted guidance to FFO Attributable to Common Shareholders per share - fully diluted guidance and Normalized FFO Attributable to Common Shareholders per share - fully diluted guidance:

Full Year Guidance 2025

Net Loss Attributable to Common Shareholders per share – fully diluted	$0.85-$0.93
Depreciation	$0.08
FFO Attributable to Common Shareholders per share - fully diluted	$0.93-$1.01
Amortization of Financing Costs and Non- Recurring Other Expenses	$.03
Normalized FFO Attributable to Common Shareholders per share - fully diluted	$0.96-$1.04

# # # #

UMH Properties, Inc. | First Quarter FY 2025 Supplemental Information	19